SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

Form 8-A/A

Amendment No. 2

To

Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Bank Mutual Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	39-2004336
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4949 West Brown Deer Rd., Brown Deer, WI	54957-0156
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [    ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [    ]

Securities Act registration statement file numbers to which this form relates:      N/A

Securities to be registered pursuant to Section 12(b) of the Act:

None	N/A
Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share

(Title of class)

This amendment is being filed to reflect the conversion of shares of Bank Mutual Corporation, a federal mutual holding company subsidiary holding company (the “Mid-Tier”), into shares of Bank Mutual Corporation, a Wisconsin corporation (“Bank Mutual Corporation”), pursuant to a Plan of Restructuring for the Conversion and Reorganization of Bank Mutual Bancorp, MHC as amended and restated on July 7, 2002. As such, Bank Mutual Corporation is the Mid Tier’s successor and the Registrant hereunder.

Item 1. Description of Registrant’s Securities to be Registered

For a description of the Registrant’s securities, reference is made to “Description of Our Capital Stock After the Conversion” and “Certain Restrictions on Purchase or Transfer of our Shares After Conversion” on pages 137–139 and 131–132, respectively, of the Registrant’s definitive form of Prospectus dated July 31, 2003 (the “Prospectus”) filed under Rule 424(b) relating to its Registration Statement on Form S-1 (No. 333-105685), which are hereby incorporated by reference. For a description of the provision of the Registrant’s Certificate of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of Bank Mutual Corporation” on pages 132–136 of the Prospectus, which is incorporated herein by reference.

Item 2. Exhibits

See exhibit index immediately following the signature page, which is incorporated herein by reference.

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANK MUTUAL CORPORATION

Date: October 29, 2003	By:	/S/ MICHAEL T. CROWLEY, JR.

Michael T. Crowley, Jr. Chairman, President and Chief Executive Officer

BANK MUTUAL CORPORATION

FORM 8-A/A REGISTRATION STATEMENT

Exhibit Index

Exhibit	Description	Incorporated Herein	Filed
		by Reference To	Herewith

4.1	Restated Articles of Incorporation of Bank Mutual Corporation	Exhibit 3(i) of the Registration Statement on Form S-1 (No. 333-105685) (the “Form S-1”)

4.2	Bylaws of Bank Mutual Corporation	Exhibit 3(ii) of the Form S-1

4.3	Plan of Restructuring of Bank Mutual Bancorp, MHC dated April 21, 2003, as amended and restated on July 7, 2003 (the “Plan”)	Exhibit 2.1 of the Form S-1

99.1

Pages 131 to 139 of the Prospectus, containing the sections

“Certain Restrictions on Purchase or Transfer of our Shares

After Conversion,” “Restrictions on Acquisition of

Bank Mutual Corporation,” and “Description of Our

Capital Stock After the Conversion”

X